Exhibit 99.2

EMPLOYMENT AGREEMENT

                This EMPLOYMENT AGREEMENT is entered into on the 7th day of November, 2005, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and DAVID L. COHEN (“Employee”).

BACKGROUND

                Employee desires to have Employee’s employment relationship with the Company be governed by the terms and conditions of this Agreement, which include material benefits favorable to Employee.  In return for such favorable benefits, Employee is agreeing to the terms and conditions contained in this Agreement which include material obligations on Employee.

AGREEMENT

                Intending to be legally bound, the Company and Employee agree as follows:

                1.             Position and Duties; Company Property.

                                (a)           Employee shall continue to serve and the Company shall continue to employ Employee in the position set forth on Schedule 1.  The position and duties of Employee from time to time hereunder will be those assigned by the Company commensurate with Employee’s education, skills and experience.

                                (b)           Employee shall work full-time and devote Employee’s reasonable best efforts to the business of the Company in a manner which will further the interests of the Company.  Without the prior written consent of the Company, Employee shall not, directly or indirectly, work for or on behalf of any person or business, other than the Company.  Nothing herein shall restrict Employee from engaging in non-compensatory civic and charitable activities with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

                                (c)           The Company shall own, and be entitled to receive all of the results and proceeds of, items produced or created by Employee (including, without limitation, inventions, patents, copyrights, trademarks, literary material and any other intellectual property) that:  (i) relate to the Company’s businesses, whether produced or created during or after working hours; or (ii) relates to any business, if produced or created during working hours or using the Company’s information, materials or facilities.   Employee will, at the request of the Company, execute such instruments as the Company may from time to time reasonably deem necessary or desirable to evidence, establish, maintain, protect, enforce and defend its title in and right to any such items.

                2.             Term.  The term of this Agreement (the “Term”) shall be from October 1, 2005 (the “Commencement Date”) through the first to occur of: (i) the date this Agreement is terminated in accordance with Paragraph 6; or (ii) December 31, 2010.  Notwithstanding the end of the Term, certain provisions of this Agreement, including, but not limited to, any payments to be made after the Term and the covenants contained in Paragraph 8, shall be enforceable after the end of the Term.

                3.             Compensation.

                                (a)           Base Salary.  Employee’s salary from the Commencement Date through December 31, 2006 shall be at the annual rate set forth on Schedule 1 (“Base Salary”).  Base Salary, less normal deductions, shall be paid to Employee in accordance with the Company’s regular payroll practices in effect from time to time.  Base Salary shall be reviewed for increase for each subsequent calendar year (or portion thereof).  Once established at an increased annual rate, Base Salary shall not thereafter be reduced, unless such reduction is pursuant to an overall plan to reduce the salaries of all senior executive officers of the Company.

                                (b)           Stock Option/Restricted Stock Grants.

                                                (i)            As soon as practicable after the date hereof, Employee shall receive a grant of:

                                                                (A)          A non-qualified stock option to purchase the number of shares of the Company’s Class A Common Stock under the Company’s Stock Option Plans set forth on Schedule 1.  The exercise price of such options shall be the closing price of the Class A Common Stock on the date of grant.  Such options shall have a term of ten (10) years and shall vest and become exercisable as set forth on Schedule 1.

                                                                (B)           Restricted stock units under the Company’s Restricted Stock Plan for the number of shares of the Company’s Class A Common Stock set forth on Schedule 1.  Such units shall vest as set forth on Schedule 1.

                                                (ii)           Commencing in 2006, Employee shall be entitled to participate in any annual (or other) broad-based grant programs under the Company’s Stock Option Plans and/or Restricted Stock Plan on the same basis as is applicable to other executives at Employee’s level, taking into account Employee’s position, duties and performance.

                                (c)           Cash Bonuses.

                                                (i)            Employee shall be entitled to participate in the Company’s cash bonus plans as set forth on Schedule 1 through December 31, 2005.  Employee’s participation in the plans, including as to any vesting for partial calendar years, will be pursuant to the terms and conditions of the plans.  The performance standards applicable to such cash bonuses will be the same as those applicable to other executives at Employee’s level, taking into account Employee’s position and duties.

                                                (ii)           Employee shall be entitled to continued participation in the Company’s cash bonus plans (or any successor performance-based incentive compensation plans) with respect to each subsequent calendar year (or portion thereof) in the Term on the same basis as is applicable to other executives at Employee’s level, taking into account Employee’s position and duties, provided that in no event will the aggregate bonus potential thereunder be less than 125% of Base Salary in the event all targets are fully achieved.

                                (d)           Deferred Compensation.

                                                (i)            Employee shall be entitled to participate in the Company’s deferred compensation plans and programs on the same terms as the Company’s other senior executive officers.

                                                (ii)           In addition, the Company shall credit to Employee’s account under, and pursuant to the terms and conditions of, the Company’s 2005 Deferred Compensation Plan (or any successor plan), as of January 1 of each of the following calendar years, the following amounts:

Year	Amount

2006	$750,000
2007	$787,500
2008	$826,875
2009	$868,219
2010	$911,630.

                                (e)           Withholding.  All compensation under this Agreement is subject to applicable tax withholding requirements.

                4.             Other Benefits.  Employee shall be entitled to continue to participate in the Company’s benefit plans and programs (including group insurance programs, vacation benefits and applicable directors and officers liability insurance and indemnification and advancement of expenses provisions relating to claims made by third parties against Employee in Employee’s role as an employee, officer or director of the Company), on the same terms and at the same cost to the Company and Employee as the Company’s other executives at Employee’s level receive from time to time, in accordance with the terms of such plans and programs.  Nothing in this Agreement shall limit the Company’s right to modify or discontinue any plans or programs at any time, provided no such action may adversely affect any vested rights of Employee thereunder.  The provisions of this Paragraph 4 shall not apply to benefits and programs (including, without limitation, salary continuation) addressed in this Agreement, in which case the applicable terms of this Agreement shall apply.

                5.             Business Expenses.  The Company shall pay or reimburse Employee for reasonable travel, entertainment and other expenses incurred by Employee in connection with the performance of Employee’s duties upon receipt of vouchers therefor submitted to the Company on a timely basis and in accordance with the Company’s regular procedures and practices in effect from time to time.

                6.             Termination.  The Company or Employee may terminate Employee’s employment and the Company’s obligations or liabilities under this Agreement, excluding any obligations the Company may have under Paragraph 7, any other obligations expressly set forth herein as surviving termination of employment, and any obligations with respect to any vested benefits of Employee, in any of the following circumstances:

                                (a)           Death of Employee.  In the event of Employee’s death.

                                (b)           Disability.  In accordance with the provisions of applicable law, in the event Employee becomes substantially unable to perform Employee’s duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause (“Disability”) for a period of nine (9) consecutive months or for a cumulative period of fifty-two (52) weeks during the Term.

                                (c)           Discharge With Cause by the Company or Termination by Employee Without Good Reason.

                                                (i)            The Company may terminate this Agreement in any of the following events (“Discharge With Cause”):  fraud; misappropriation; embezzlement; gross negligence in the performance of duties; self-dealing; dishonesty; misrepresentation; conviction of a crime of a felony; material violation of any Company policy; material violation of the Company’s Code of Ethics and Business Conduct; or material breach of any provision of this Agreement (which, as to the last three items, if capable of being cured, shall remain uncured following thirty (30) days written notice thereof).

                                                (ii)           Employee may terminate this Agreement without Good Reason (as defined in subparagraph (d)(ii) below) at any time (“Without Good Reason”).

                                (d)           Discharge Without Cause by the Company or Termination by Employee With Good Reason.

                                                (i)            The Company may terminate this Agreement other than on account of a Discharge With Cause at any time (“Discharge Without Cause”).

                                                (ii)           Employee may terminate this Agreement in any of the following events (“With Good Reason”), provided Employee has provided Company written notice thereof within sixty (60) days of the occurrence thereof:  assignment to Employee of any position or duties inconsistent in any material respect with Employee’s education, skills and experience or any other action by the Company that results in a substantial diminution in Employee’s position and duties; or material breach of any provision of this Agreement (which, as to either such items, if capable of being cured, shall remain uncured following thirty (30) days written notice thereof) (“Good Reason”).

                7.             Payments Upon Termination.  Other than with respect to vested benefits, Employee’s sole entitlement in the case of termination shall be as follows:

                                (a)           Death or Disability.  Upon termination due to death or Disability, Employee (or Employee’s estate, as applicable) will be entitled to payment of Employee’s then-current Base Salary for the period prior to termination and for the period of three (3) months thereafter, amounts accrued or payable on account of death or Disability under any benefit plans and programs, any accrued but unused vacation time, and amounts payable on account of any unreimbursed business expenses, and an amount on account of the current year’s cash bonus program grants, pro-rated through the date of termination (assuming full achievement of performance targets).  In addition, Employee’s stock options and restricted stock grants shall automatically vest in full, and the stock options shall remain exercisable for the balance of their remaining terms.

                                (b)           Discharge With Cause by the Company or Termination by Employee Without Good Reason.  If Employee is Discharged With Cause or Employee terminates Without Good Reason, Employee will be entitled to payment of Employee’s then-current Base Salary for the period prior to termination, amounts accrued under any benefit plans and programs, any accrued but unused vacation time, and amounts payable on account of any unreimbursed business expenses.

                                (c)           Discharge Without Cause by the Company or Termination by Employee With Good Reason.  If Employee is Discharged Without Cause or Employee terminates With Good Reason:

                                                (i)            Employee shall continue to receive Employee’s then-current Base Salary and “health and welfare” benefit plans and programs (at the same cost to Employee as is paid by other employees), for the period of time set forth on Schedule 1 from the date of Discharge Without Cause or termination by Employee With Good Reason, in exchange for Employee’s entering into an agreement containing a release by Employee of Company with respect to all matters relating to Employee’s employment (other than with respect to Employee’s vested rights and rights under this Agreement), and such other terms as Company customarily requires of terminated employees receiving salary continuation benefits.  Employee shall also receive amounts accrued under any benefit plans and programs, any accrued but unused vacation time, and amounts payable on account of any unreimbursed business expenses.

                                                (ii)           Employee shall have no obligation to obtain employment during the period in which Employee receives post-termination payments from the Company under this subparagraph (c).  However, the Company’s obligation to continue “health and welfare” benefits and programs shall cease upon Employee’s eligibility for similar benefits from another employer.

                                                (iii)          Employee shall be entitled to receive payment on account of cash bonus program grants payable with respect to the period of time set forth on Schedule 1 from the date of Discharge Without Cause or termination by Employee with Good Reason, as if there had been no termination of employment (assuming full achievement of performance targets, and prorated for the period from the beginning of the calendar year following the year in which employment terminated through the end of such period of time).

                                                (iv)          Employee’s Restricted Stock Plan grants and stock options shall continue to vest during the period of time set forth on Schedule 1 from the date of Discharge Without Cause or termination by Employee with Good Reason, as if there had been no termination of employment (and, in the case of Restricted Stock Plan grants, assuming full achievement of performance targets).

                                (d)           Termination of Employment by Employee Following the Term.  If the Company and Employee have not entered into a new employment agreement that applies following December 31, 2010, and Employee terminates his employment at any time following such date (other than with Good Reason), then either:  (i) if the Company so elects by written notice to Employee given within ten (10) days of such termination:  (A) the provisions of subparagraph 8(b) shall apply to Employee; and (B) the Company shall pay to Employee, for the one-year period specified in such subparagraph, Employee’s cash and bonus compensation (in the case of bonus compensation, assuming full achievement of performance targets, and based on Employee’s then existing participation levels), as if Employee’s employment had continued during this time period; or (ii) if the Company does not so elect, the provisions of subparagraph 8(b) shall not apply to Employee.

                                (e)           COBRA Rights.  Nothing herein shall constitute a waiver by Employee of “COBRA” rights under federal law in connection with termination of employment.

                8.             Non-Solicitation, Non-Competition and Confidentiality.

                                (a)           While employed by the Company (whether during the Term or thereafter), and for a period of one year after termination of Employee’s employment by the Company for any reason (whether during the Term or thereafter), Employee shall not, directly or indirectly, solicit, induce, encourage or attempt to influence any customer, employee, consultant, independent contractor, service provider or supplier of the Company to cease to do business or to terminate the employment or other relationship with the Company.

                                (b)           (i)  WHILE EMPLOYED BY THE COMPANY (WHETHER DURING THE TERM OR THEREAFTER), AND FOR A PERIOD OF ONE (1) YEAR AFTER TERMINATION OF EMPLOYEE’S EMPLOYMENT (DURING THE TERM OR THEREAFTER, BUT IN THE CIRCUMSTANCES SET FORTH IN SUBPARAGRAPH 7(d)(i)(A), SUBJECT TO THE COMPANY’S PAYMENT OBLIGATION SET FORTH IN SUBPARAGRAPH 7(d)(i)(B)) FOR ANY REASON OTHER THAN DISCHARGE WITHOUT CAUSE, TERMINATION BY EMPLOYEE WITH GOOD REASON OR THE CIRCUMSTANCES SET FORTH IN SUBPARAGRAPH 7(d)(ii), EMPLOYEE SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE OR BE FINANCIALLY INTERESTED IN (AS AN AGENT, CONSULTANT, DIRECTOR, EMPLOYEE, INDEPENDENT CONTRACTOR, OFFICER, OWNER, PARTNER, PRINCIPAL OR OTHERWISE), ANY ACTIVITIES FOR A COMPETITIVE BUSINESS.  A “COMPETITIVE BUSINESS” SHALL BE DEFINED AS A BUSINESS (WHETHER CONDUCTED BY AN ENTITY OR INDIVIDUALS, INCLUDING EMPLOYEE IN SELF-EMPLOYMENT) THAT IS ENGAGED IN COMPETITION, DIRECTLY OR INDIRECTLY THROUGH ANY ENTITY CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH SUCH BUSINESS, WITH ANY OF THE BUSINESS ACTIVITIES CARRIED ON BY THE COMPANY OR A DIVISION OF THE COMPANY (IN THE EVENT EMPLOYEE IS EMPLOYED BY COMCAST CORPORATION), OR BY THE BUSINESS UNIT OF THE COMPANY IN WHICH

EMPLOYEE IS EMPLOYED (IN THE EVENT EMPLOYEE IS EMPLOYED BY A SUBSIDIARY OF COMCAST CORPORATION), OR BEING PLANNED BY THE COMPANY OR SUCH DIVISION OR BUSINESS UNIT (AS THE CASE MAY BE) WITH EMPLOYEE’S KNOWLEDGE AT THE TIME OF EMPLOYEE’S TERMINATION OF EMPLOYMENT.

TO APPROPRIATELY TAKE ACCOUNT OF THE HIGHLY COMPETITIVE ENVIRONMENT IN THE COMPANY’S BUSINESSES, THE COMPANY AND EMPLOYEE AGREE THAT ANY BUSINESS ENGAGED IN ANY OF THE ACTIVITIES SET FORTH ON SCHEDULE 2 SHALL BE DEEMED TO BE A “COMPETITIVE BUSINESS.”

                                                (ii)   THIS RESTRICTION SHALL APPLY IN ANY GEOGRAPHICAL AREA OF THE UNITED STATES IN WHICH THE COMPANY CARRIES OUT BUSINESS ACTIVITIES.  EMPLOYEE AGREES THAT THE LACK OF ANY MORE SPECIFIC GEOGRAPHICAL LIMITATION HEREIN IS REASONABLE IN LIGHT OF THE BROAD GEOGRAPHICAL SCOPE OF THE ACTIVITIES CARRIED OUT BY THE COMPANY IN THE UNITED STATES.

                                                (iii)  Nothing herein shall prevent Employee from owning for investment up to five percent (5%) of any class of equity security of an entity whose securities are traded on a national securities exchange or market.  Further, if Employee is an attorney, Employee may engage in the practice of law in accordance with the canons of ethics of the state or states in which Employee is authorized or may be authorized to practice law.

                                (c)           During the Term and at all times thereafter, Employee shall not, directly or indirectly, use for Employee’s personal benefit, or disclose to or use for the direct or indirect benefit of anyone other than the Company (except as may be required within the scope of Employee’s duties hereunder), any secret, confidential or non-public information, knowledge or data of the Company or any of its subsidiaries, affiliates, employees, officers, directors or agents, which Employee acquires in the course of Employee’s employment, and which is not otherwise lawfully known by the general public.  This information includes, but is not limited to: business, marketing and accounting methods; policies, plans, procedures, strategies and techniques; research and development projects and results; software and firmware; trade secrets, know-how, processes and other intellectual property; names and addresses of employees and suppliers; any data on or relating to past, present and prospective customers, including customer lists; and personal information.  Employee confirms that such information is the exclusive property of the Company, and agrees that, immediately upon Employee’s termination of employment for any reason (whether during or after the Term), Employee shall deliver to the Company all correspondence, documents, books, records, lists and other materials containing such information that are within Employee’s possession or control, regardless of the medium in which such materials are maintained; and Employee shall retain no copies in any medium, regardless of where or by whom such materials were kept or prepared.  As part of this restriction, Employee agrees neither to prepare, participate in or assist in the preparation of any article, book, speech or other writing or communication relating to the business, operations, personnel or prospects of the Company, its subsidiaries and affiliates, nor to encourage or assist others to do any of the foregoing, without the prior written consent of the Company (which may be withheld in the

Company’s sole discretion).  Nothing herein shall prevent Employee from complying with a valid subpoena or other legal requirement for disclosure of information; provided that Employee shall use good faith efforts to notify the Company promptly and in advance of disclosure if Employee believes Employee is under a legal requirement to disclose confidential information.

                                (d)           Employee acknowledges that the restrictions contained in this Paragraph 8, in light of the nature of the business in which the Company is engaged and Employee’s position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of these restrictions would result in irreparable injury to the Company.  Employee therefore agrees that, in the event of Employee’s violation of any of these restrictions, the Company shall be entitled to seek from any court of competent jurisdiction: (i) preliminary and permanent injunctive relief against Employee; (ii) damages from Employee (including the Company’s reasonable legal fees and other costs and expenses); and (iii) an equitable accounting of all compensation, commissions, earnings, profits and other benefits to Employee arising from such violation; all of which rights shall be cumulative and in addition to any other rights and remedies to which the Company may be entitled as set forth herein or as a matter of law.

                                (e)           Employee agrees that if any portion of the restrictions contained in this Paragraph 8, or the application thereof, is construed to be invalid or unenforceable, the remainder of such restrictions or the application thereof shall not be affected and the remaining restrictions will have full force and effect without regard to the invalid or unenforceable portions.  If any restriction is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the restriction shall then be enforceable in its reduced form.

                                (f)            If Employee violates any such restrictions, the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Employee) shall not count toward or be included in the applicable restrictive period.

                9.             Representations.

                                (a)     Employee represents as follows:

                                                (i)            Employee has had the opportunity to retain and consult with legal counsel and tax advisors of Employee’s choice regarding the terms of this Agreement.

                                                (ii)           Subject to equitable principles, this Agreement is enforceable against Employee in accordance with its terms.

                                                (iii)          This Agreement does not conflict with, violate or give rise to any rights of third parties under, any agreement, order, decree or judgment to which Employee is a party or by which Employee is bound.

                                (b)           The Company represents that:

(i)                Subject to equitable principles, this Agreement is enforceable against the Company in accordance with its terms.

(ii)               This Agreement does not conflict with, violate or give rise to any rights to third parties under, any agreement, order, decree or judgment to which the Company is a party or by which it is bound.

10.           Acceleration Event.  The Company shall give Employee at least ten (10) business days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated closing date of a transaction which the Board of Directors of the Company determines to be a change of control of the Company in circumstances where it is appropriate to accelerate the vesting of employee stock options.  Upon receipt of such notice, all stock options of Employee shall become immediately exercisable in full, and until the day before such anticipated closing date (or such shorter period as the Company shall reasonably determine and so notify Employee), Employee shall be permitted to exercise all options with respect to up to the entire number of shares of the Company’s common stock covered thereby.  The Company may in such notice require that upon the close of the period described above during which an option may be so exercised such option shall terminate to the extent that it has not theretofore been exercised.  Notwithstanding the foregoing, in the event the event which was the subject of such notice is not closed, options which were exercised shall be deemed not to have been exercised, any consideration received by the Company on account of the exercise price thereof shall be returned, and such options shall be exercisable thereafter (disregarding any acceleration of vesting as provided for above, which shall then be of no effect) to the same extent they would have been exercisable if no such notice had been given.

11.           Merger, Etc.

            (a)               If the Company merges with, or transfers all or substantially all of its assets to, or as part of a reorganization, restructuring or other transaction becomes a subsidiary of, another entity, such other entity shall be deemed to be the successor to the Company hereunder, and the term “Company” as used herein shall mean such other entity as is appropriate, and this Agreement shall continue in full force and effect.

            (b)               If the Company transfers part of its assets to another entity owned by the shareholders of the Company (or any substantial portion of them), or distributes stock or other interests in a subsidiary or affiliate of the Company to the shareholders of the Company (or any substantial portion of them), and Employee works for the portion of the Company or the entity so transferred, then such other entity shall be deemed the successor to the Company hereunder, the term “Company” as used herein shall mean such other entity, and this Agreement shall continue in full force and effect.

                12.           Jurisdiction; Governing Law.  Litigation concerning this Agreement, if initiated by or on behalf of Employee, shall be brought only in a state court in Philadelphia County, Pennsylvania or federal court in the Eastern District of Pennsylvania, or, if initiated by the Company, in either such jurisdiction or in a jurisdiction in which Employee then resides or works.  Employee consents to jurisdiction in any such jurisdiction, regardless of the location of Employee’s residence or place of business.  Employee and the Company irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in any such jurisdiction.  Employee and the Company acknowledge and agree that any service of legal process by mail constitutes proper legal service of process under applicable law in any such action or proceeding.  This Agreement shall be interpreted and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania, without regard to any choice-of-law doctrines.  In any litigation concerning this Agreement, the prevailing party shall be entitled to reimbursement from the other party for all costs of defending or maintain such action, including reasonable attorneys’ fees.

13.           Notices.  All notices referred to in this Agreement shall be given in writing and shall be effective:  (a) if given by facsimile, when transmitted to the telecopy number below and an appropriate facsimile confirmation is received; or (b) if given by registered or certified mail, when received at the following address (with an appropriate receipt received):

if to the Company to:

c/o Comcast Corporation
1500 Market Street
Philadelphia, PA 19102
Attention: General Counsel
Fax: (215) 981-7794; and

if to Employee to: Employee’s address as indicated in the
Company’s records from time to time.

                14.           Entire Agreement.  This Agreement (including Schedules 1 and 2 hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes and replaces in its entirety the Employment Agreement dated as of July 1, 2002 between the parties, provided that any accrued rights and obligations of the parties thereunder as of the date hereof shall be unaffected by the execution of this Agreement.  In the event of any conflict between the terms of this Agreement and the terms of any plans or policy of the Company (including the Employee Handbook), the terms of this Agreement shall control.

                                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

COMCAST CORPORATION

By:	/s/ Arthur R. Block

EMPLOYEE:

/s/ David L. Cohen
David L. Cohen

SCHEDULE 1

1.             Position:                Executive Vice President

2.             Base Salary:          $1,200,000

3.                                       Stock Option Amount and Vesting Schedule:  225,000 shares; vesting:  as to 112,500 shares, 40% on the second anniversary of the date of grant, and 20% on each of the third to fifth anniversaries of the date of grant; and as to 112,500 shares:  20% on the second anniversary of the date of grant, 10% on each of the third to ninth anniversaries of the date of grant, and 10% on the nine year and six month anniversary of the date of grant.

4.             Restricted Stock Amount and Vesting Schedule:  87,000 units; vesting:
                15% on each of the first through fourth anniversaries of the date of grant and 40%
                on the fifth anniversary of the date of grant.

5.             Cash Bonuses.  Bonus potential under Executive Cash Bonus Plan:   75% of Base
                Salary.  Bonus potential under Supplemental Cash Bonus Plan:  50% of Base Salary.

6.             Base Salary Continuation Period following Discharge Without Cause or Termination
                With Good Reason:  24 months.

7.                                       Cash Bonus Programs, Restricted Stock Plan and Stock Option Plan Grants Continued Payment/Vesting Period following Discharge Without Cause or Termination With Good Reason:  12 months.

SCHEDULE 2

COMPETITIVE BUSINESS ACTIVITIES

A.                                   The distribution of video programming to residential or commercial subscribers, whether by analog or digital technology, to any type of end-user equipment (television, computer or other), and by any distribution method (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive video programming distribution as of the date hereof:  Adelphia Communications Corporation; Bell South Corporation; Cablevision Systems Corp.; Charter Communications, Inc.; Cox Communications, Inc.; DirecTV, Inc.; Echostar Communications Corporation; Knology Holdings, Inc.; Qwest Communications International, Inc.; RCN Corporation; SBC Communications, Inc.; Time Warner Cable, Inc.; Verizon Communications, Inc.; and Wide Open West.

B.                                     The provision of voice and/or data service to residential or commercial subscribers, whether by analog or digital technology, by any distribution method (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive voice and/or data transport service as of the date hereof:  Adelphia Communications Corporation; AT&T  Corp.; Bell South Corporation; Cablevision Systems Corp.; Charter Communications, Inc.; Cox Communications, Inc.; DirecTV, Inc.; Echostar Communications Corporation; Knology Holdings, Inc.; Qwest Communications International, Inc.; RCN Corporation; SBC Communications, Inc.; Sprint Corporation; MCI, Inc.; Time Warner Inc.; Verizon Communications, Inc.; and Wide Open West.

C.                                     The provision of Internet access or portal service to residential or commercial subscribers, whether by analog or digital technology, to any type of end-user equipment (television, computer or other), and by any distribution method (including dial-up, coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive high-speed Internet access and/or portal service as of the date hereof:  Adelphia Communications Corporation, AT&T  Corp.; Bell South Corporation; Cablevision Systems Corp.; Charter Communications Inc.; Cox Communications, Inc.; DirecTV, Inc.; Echostar Communications Corporation; Google, Inc.; Knology Holdings, Inc.; MCI, Inc.; Microsoft Corporation (including MSN); Qwest Communications International, Inc.; RCN Corporation; SBC Communications, Inc.; Sprint Corporation; Time Warner Inc. (including AOL); Verizon Communications, Inc.; and Yahoo, Inc.

D.                                    The provision of wireless communications services to residential or commercial subscribers, whether by analog or digital technology, to any type of end-user equipment (television, computer, phone, personal digital assistant or other) and by any technology or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successor and assigns, are among those engaged in the provision of competitive wireless service as of the date hereof:  Cingular Wireless LLC, Sprint Corporation; T-Mobile USA, Inc.; and Verizon Communications, Inc.

E.                                      The (i) creation, (ii) production or (iii) sale, license or other provision, of audio and/or video program content, whether for use by program content providers, broadcast, satellite or other program networks, distributors of program content, or providers of high-speed Internet portal or other Internet-based services or websites.  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in the competitive creation, production or provision of audio and/or video program content as of the date hereof:  A&E Television Networks; Cablevision Systems Corp. (including Rainbow); Discovery Communications, Inc.; Dreamworks; EW Scripps Co.; General Electric Co. (including NBC-Universal); IAC/Interactive Corp.; Liberty Media Corp.; Metro-Goldwyn-Mayer Inc.; News Corp. (including Fox); Sony Corporation of America; The Walt Disney Company, Inc. (including ABC); Time Warner Inc. (including AOL, Turner and Warner Bros.); and Viacom Inc. (including CBS and Paramount).